                                                                   EXHIBIT 10.19



                     Real Estate Purchase and Sale Agreement

                                     between

                            LINDAL CEDAR HOMES, INC.,
                             a Delaware corporation

                                    as Seller

                                       and

                                  SEBCO, Inc.,

                            a Washington corporation

                                  as Purchaser

                                                                   EXHIBIT 10.19


                            REAL ESTATE PURCHASE AND
                                 SALE AGREEMENT


                                                            Date:  June 29, 2000

        The undersigned Buyer, SEBCO, INC., agrees to buy and Seller agrees to sell, on the following terms, the real property and all improvements and fixtures thereon commonly known as LINDAL CORPORATE PARK in the City of SEATTLE, KING County, Washington, as legally described on Exhibit A, together with all leases, rental and occupancy agreements, easements, rights and privileges appurtenant to and benefiting such property (collectively the "Property"). Buyer and Seller authorize Closing Agent to insert and/or correct, over their signatures, the legal description of the Property.

1. PURCHASE PRICE. The total purchase price is FOUR MILLION EIGHT HUNDRED THOUSAND AND NO/100 Dollars ($4,800,000.00), including the earnest money described below, payable as follows (check one, and if none is checked, then all cash at Closing):


        [x]     all cash at Closing:

        [ ] all cash at Closing, but subject to the financing contingency contained in the Addendum attached hereto; or

        [ ]     according to the terms of the Addendum attached hereto.

2. EARNEST MONEY DEPOSIT. Upon mutual acceptance of this Agreement, Buyer shall deposit with (check one) [X] Closing Agent [ ] Agent the sum of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) as an earnest money deposit, in the form of (check one) [x] Cash [ ] Personal check [ ] Promissory note [X] Other (specify): TO BE DEPOSITED WITHIN 3 DAYS OF MUTUAL ACCEPTANCE OF THIS PURCHASE AND SALE AGREEMENT. If the earnest money is $10,000 or less, and is to be held by Agent, it will be deposited into a pooled interest-bearing trust account with the net interest paid for the benefit of the Washington Housing Trust Fund as specified in RCW 18.85.310(5). If the earnest money is more than $10,000, then Buyer and Seller instruct Agent to (check one): [ ] place the earnest money deposit into a pooled interest-bearing account with net interest paid for the benefit of the Washington Housing Trust Fund [x] place the earnest money deposit into a separate interest-bearing account with net interest credited initially to Buyer, and to disburse to or apply for the account of the party entitled to the earnest money hereunder. Agent shall not deposit any earnest money check until mutual acceptance of this Agreement.

3.    ADDENDUM.  The following addendum/addenda are attached hereto:
[ ] None   [x] Addendum     [ ] Other
(Specify):_____________________________________________________________________

4. CLOSING. This sale shall be closed on SEPTEMBER 21, 2000 OR OCTOBER 5, 2000 AT THE ELECTION OF THE SELLER, or sooner by agreement of Buyer and Seller ("Closing"), by TRANSACTION TITLE INSURANCE COMPANY ("Closing Agent"). Buyer and Seller will deposit with Closing Agent all instruments and monies required to timely complete the purchase and sale in accordance with this Agreement. "Closing" shall be deemed to have occurred when all documents are recorded and the sale proceeds are available to Seller. Closing Agent is instructed to prepare: (a) a certification that Seller is not a "foreign person" as defined in Internal Revenue Code Section 1445 ("FIRPTA"); Seller shall sign this certification at Closing, provided that if Seller is a foreign person, and this transaction is not otherwise exempt from FIRPTA, Closing Agent is instructed to withhold from Seller's Closing proceeds and pay the required amount to the Internal Revenue Service; and (b) the necessary 1099-B returns to comply with Internal Revenue Service requirements for reporting the sale, as the reporting person under Internal Revenue Code Section 6045.

5.      POSSESSION.  Buyer shall be entitled to possession, subject to existing
tenancies, [x] on closing   [ ] on ________________ (on closing, if not
completed).

6. CLOSING COSTS. Seller shall pay the real estate excise tax, the premium for the owner's standard coverage title insurance policy, and one-half of the escrow fees. Buyer shall pay one-half of the escrow fees, the cost of recording the deed or other conveyance instrument, the additional premium and cost of the survey (if required) for the issuance of an owner's extended coverage title insurance policy, the cost of all title policy endorsements, and all costs associated with obtaining financing from a third party. The following items shall be prorated between Buyer and Seller as of Closing: real and personal property taxes and assessments payable in the year of Closing; rents on any existing tenancies; interest; mortgage reserves; utilities; and other operating expenses. Security, cleaning, and any other unearned deposits on tenancies, and remaining mortgage or other reserves shall be assigned to Buyer at Closing. The real estate commission is due on Closing or upon Seller's default under this Agreement, whichever occurs first. All closing costs not specifically allocated to Seller or Buyer shall be allocated by Closing Agent at Closing in accordance with the custom in the County where the Property is located.

        Seller and Buyer agree that, to the extent items are prorated or adjusted at the Closing on the basis of estimates, or are not prorated or adjusted at the Closing pending actual receipt of funds or compilation of information upon which such prorations or adjustments are to be based, each of them will upon a proper accounting pay to the other such amounts as may be necessary such that Seller will receive all income and will pay all expenses of the Property prior to Closing, and Buyer will receive all income and will pay all expenses of the Property after Closing. If Buyer receives any bill or invoice which relates to periods prior to Closing, Buyer will refer such bill to Seller and Seller agrees to pay, promptly upon receipt, such a portion of the bill or invoice as relates to the period prior to Closing for which it is responsible. If Seller does not pay such bill in a timely manner, Buyer may, at its option, pay such bill or invoice and Seller shall become liable to Buyer for the full amount of such payment, plus interest at the statutory rate.

7. CONVEYANCE. Except as provided below, title shall be marketable and shall be conveyed at Closing by a Statutory Warranty Deed subject only to the Permitted Exceptions defined below. If this Agreement is for conveyance of Seller's vendee's interest in a Real Estate Contract, the Statutory Warranty Deed shall include a contract vendee's assignment sufficient to convey after acquired title. If this Agreement requires Buyer and Seller to execute a Real Estate Contract, then the Contract shall be signed and delivered at Closing subject only to the Permitted Exceptions.

REAL ESTATE PURCHASE AND SALE AGREEMENT / PAGE 2

8.     TITLE INSURANCE.

        a. PRELIMINARY TITLE COMMITMENT. Seller authorizes Lender and both Agent and Closing Agent to immediately apply for at Seller's expense and deliver to Buyer a preliminary commitment for a (check one) [ ] standard [X] extended (standard, if not completed) coverage owner's policy of title insurance issued by TRANSNATION Title Insurance Company, together with copies of all underlying exceptions described in the preliminary commitment. IF AN EXTENDED COVERAGE OWNER'S POLICY IS SPECIFIED, BUYER SHALL PAY THE INCREASED COSTS ASSOCIATED WITH THAT POLICY INCLUDING THE EXCESS PREMIUM OVER THAT CHARGED FOR A STANDARD COVERAGE POLICY AND THE COST OF ANY SURVEY REQUIRED BY THE TITLE INSURER.

        b. REVIEW OF TITLE MATTERS. Buyer shall give notice to Seller of any objectionable matters in the preliminary commitment or any supplemental report to such commitment within FIFTEEN (15) days (10 days, if not filled in) after receipt of the preliminary commitment or supplement and the copies of any underlying exceptions described therein. Seller shall notify Buyer within 10 days of its receipt of Buyer's notice if Seller cannot cause the owner's title policy to be issued to Buyer without an exception for any such objectionable exception; Seller's failure to notify Buyer within the ten day period that any such objectionable exception cannot be removed shall require Seller to remove such exception at or prior to Closing. If Seller notifies Buyer that Seller cannot clear an objectionable exception at or prior to Closing, Buyer may thereafter either waive its objection previously made and proceed to close subject to the objectionable exception, or Buyer may terminate this Agreement and the earnest money deposit shall be refunded to Buyer.

        c. PERMITTED EXCEPTIONS. Notwithstanding paragraph 8(b), Buyer may not object to any of the following title matters: Rights of tenants existing as of Closing; real property taxes or assessments due after Closing; easements consistent with Buyer's intended use of the Property; reserved oil and/or mineral rights; rights reserved in federal patents or state deeds, and government building and land use regulations, codes, and laws. All items to which Buyer does not object under paragraph 8(b), plus all items described in this paragraph 8(c), are referred to herein as "Permitted Exceptions".

        d. DELIVERY OF TITLE POLICY. At Closing, or as soon as practical thereafter, Seller shall cause to be delivered to Buyer the owner's title insurance policy required by this Agreement, which policy shall insure Buyer's fee simple interest in the Property in the amount of the purchase price, and which shall contain no exceptions other than the general exclusions and exceptions common to the form of policy issued, and the Permitted Exceptions. The ALTA 1970 form of policy will be issued, if available, at no additional cost.

9. INSPECTION CONTINGENCIES. This Agreement shall terminate and Buyer shall receive a refund of the earnest money unless Buyer gives written notice to Seller within FORTY FIVE (45) days (20 days if not filled in) of mutual acceptance of this Agreement (the "Inspection Contingency Period") stating that Buyer is reasonably satisfied with the results of its inspections described in this Section 9.

        a. BOOKS AND RECORDS, AND LEASES AND OTHER AGREEMENTS. Seller shall make available for inspection by Buyer and its agents at Seller's expense and as soon as possible (but no later than five (5) days after mutual acceptance of this Agreement) all documents available to Seller relating to the ownership and operation of the Property, including without limitation: (i) statements for real estate taxes, assessments, and utilities; (ii) property management agreements, service contracts, and leases of personal property or fixtures; (iii) leases of all or a portion of the Property, and a schedule of tenants, rents, and deposits; (iv) plans, specifications, permits and permit applications, drawings, soils and other tests, surveys, environmental reports, inspection reports, appraisals, feasibility studies, other reports, and maintenance records; and (v) accounting records, operating statements, and audit reports. Buyer shall determine within the Inspection Contingency Period whether it wishes and is able to terminate, assume, or modify, to Buyer's satisfaction, as of Closing, all of the foregoing leases, contracts, and agreements which have terms extending beyond Closing. Buyer shall be solely responsible for obtaining any required consents to any such terminations, assumptions or modifications. Buyer agrees to indemnify, defend and hold Seller harmless from any liability (including for attorneys fees) arising from or relating to performance required after Closing under such leases, contracts, and agreements assumed by Buyer. This agreement to indemnify, defend and hold Seller harmless shall survive Closing.

        b. PROPERTY AND FEASIBILITY INSPECTION. Seller shall permit Buyer and its agents, at Buyer's sole expense and risk, to enter the property at reasonable times after legal notice to tenants, to conduct inspections and to make investigations concerning: the physical condition of the Property; structural condition of the improvements; all mechanical, electrical and plumbing systems; hazardous materials (limited to a Phase 1 audit only); pest infestation; soil conditions; sensitive areas; wetlands; plating, zoning, building, and other laws, regulations and ordinances applicable to the Property; availability of utilities; and any other matters affecting the feasibility of the Property for Buyer's intended use. Buyer agrees to indemnify, defend, and hold Seller harmless from all liens, costs, and expenses, including attorneys and experts fees, arising from or relating to the entry of Buyer and its agents onto, and their inspection of, the Property. This agreement to indemnify, defend and hold Seller harmless shall survive Closing.

10. OPERATION OF PROPERTY. From the date of mutual acceptance of this Agreement until Closing, Seller shall: (i) continue to operate the Property in the ordinary course of its business and in compliance with all applicable laws, regulations, and ordinances regarding the Property; (ii) not enter into or modify any service contracts or other agreements affecting the Property that will survive Closing, without Buyer's prior written consent; and (iii) maintain the Property according to prudent business practices, and not sell, pledge, encumber or otherwise transfer any interest in the Property.

11. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants that, to the best of Seller's knowledge: (1) Seller owns fee title to the Property, and has all necessary authority to sell the Property and perform its obligations under this Agreement; (2) all books, records, documents and other items delivered to Buyer under this Agreement are true, accurate and complete;
(3) the Property is in compliance with all applicable laws, regulations, codes and ordinances, and Seller has not received any notice of violation from any governmental agency regarding the Property; (4) Seller has all necessary licenses, permits, certificates and authorizations required to own and operate the Property; (5) there is no litigation (pending or threatened), contractual restrictions, or other matters that could restrict Seller's ability to perform its obligations hereunder or adversely affect Buyer's ownership of the Property after Closing; (6) the personal property, if any, sold to Buyer hereunder will be conveyed to Buyer free and clear of any liens

REAL ESTATE PURCHASE AND SALE AGREEMENT/PAGE 3

or encumbrances, except those previously disclosed in writing to, and accepted by, Buyer; (7) Seller has paid all local, state and federal taxes applicable to the Property; (8) there is no pending or threatened condemnation or similar proceedings affecting the Property, or public improvements in or near the Property planned or authorized which might result in the imposition of any assessment or lien against the Property or its owner, EXCEPT THOSE ITEMS THAT MAY BE EFFECTED BY THE REGIONAL TRANSIT AUTHORITY, and (9) there are no concealed material defects in the Property, except for: THE ROOF ON SOUTHERN MOST BUILDING IS IN NEED OF REPAIR.

     Seller further represents and warrants to the best of its knowledge that:
(a) there are no "Hazardous Substances" (as defined below) currently located in, on, or under the Property in any manner or quantity that would violate any applicable law, regulation or ordinance, and (b) there are no underground storage tanks located on the Property. Seller is not aware of any current or threatened investigation or remedial action by any governmental agency or other person or entity regarding the release of Hazardous Substances at the Property. As used in this Agreement, the term "Hazardous Substances" means any substance or material now or hereafter defined or regulated as a hazardous substance, hazardous waste, toxic substance, pollutant, or contaminant under any federal, state, or local law, regulation, or ordinance. "Hazardous Substance" specifically includes, but is not limited to, petroleum, petroleum by-products, and asbestos.

     Seller's representations and warranties shall survive Closing. The continued accuracy of these representations and warranties as of Closing shall be a condition of the Buyer's obligation to close this transaction. Except as set forth herein, Seller makes no other representations or warranties to Buyer regarding the Property. Buyer is purchasing the Property "AS IS", and Buyer shall otherwise rely on its own pre-closing inspections and investigations. Buyer specifically acknowledges that Agent has not made any representations, warranties or investigations regarding the condition of the Property and any personal property thereon, the condition or marketability of title, the legality of any existing or potential future use of the Property, or the past, present or future operation or profitability of the Property.

13. PERSONAL PROPERTY. This sale includes the following personal property: [x] None [ ] That portion of the personal property located on and used in connection with the Property, which Seller will itemize in an Addendum to be attached to this Agreement within ten (10) days of mutual acceptance (None, if not completed). The value assigned to the personal property shall be the amount agreed upon by the parties and, if they cannot agree, the County-assessed value if available, and if not available, the fair market value determined by an appraiser selected by Agent. Buyer shall pay any sales or use tax arising from its purchase of personal property. All tangible personal property shall be conveyed by Seller to Buyer at Closing by a bill of sale. Seller shall deliver to Buyer at Closing an assignment of any leases, contracts, permits, and/or any other intangible personal property or contract rights included in the sale. All personal property described in this Section 13 which is included in the sale shall be included within the definition of the term "Property" herein.

     In addition to any personal property included in the first paragraph of this Section 13, all the following property (which shall be deemed to be fixtures) located on the property shall be included in this sale: wall-to-wall carpeting; drapes and rods; window and door screens and awnings; storm doors and windows; installed television antennas; heating, ventilating and air conditioning equipment; irrigation fixtures and equipment; water heaters; installed electric fixtures; lights and light bulbs; shrubs, plants and trees; all bathroom and other fixtures; and the following items: NONE.

14. DEFAULT AND ATTORNEY'S FEE. In the event Buyer fails, without legal excuse, to complete the purchase of the Property, then (CHECK ONE):

     [x] that portion of the earnest money which does not exceed five percent (5%) of the purchase price shall be forfeited to Seller (subject to Seller's obligation to pay certain costs and a commission under Section 19 below) as the sole and exclusive remedy available to Seller for such failure; or

     If Seller fails, without legal excuse, to complete the sale of the Property, then the earnest money deposit shall be returned to Buyer, and in addition Buyer may, at its option: (a) bring suit against Seller for Buyer's actual damages; (b) bring suit to specifically enforce this Agreement and recover any incidental damages; or (c) pursue any other rights or remedies available at law or equity.

     If Buyer, Seller, Agent or listing agent institutes suit concerning this Agreement, the prevailing party or parties is/are entitled to court costs and a reasonable attorney's fee. In the event of trial, the amount of attorney's fee shall be fixed by the court. The venue of any suit shall be the County in which the Property is located, and this Agreement shall be governed by the laws of the State where the Property is located.

15. NOTICES. Any notice provided herein shall be in writing and may be delivered in person, by fax or by courier, or by regular U.S. mail, postage prepaid, and shall be considered delivered on the earlier of actual delivery or, if sent by regular U.S. mail, two business days after being deposited in the mail. All such notices shall be sent addressed to the appropriate party or parties at their addresses shows at the end of this Agreement, or such other addresses as the parties from time to time may designate. Unless

REAL ESTATE PURCHASE AND SALE AGREEMENT/PAGE 4


otherwise specified, any reference to "days" in this Agreement shall mean calendar days. If the last day of a period falls on a day on which the recording office of the County in which the Property is closed, the expiration of the period shall be extended to the first day thereafter in which such recording office is open.

16. ASSIGNMENT. Buyer [ ] may [x] may not (may not, if not completed) assign this Agreement, or Buyer's rights hereunder, without Seller's prior written consent, unless provided otherwise herein.

17.  MISCELLANEOUS.

     a.   TIME IS OF THE ESSENCE. Time is of the essence in this Agreement.

     b. COMPLETE AGREEMENT. There are no verbal or other agreements which modify or affect this Agreement. The term "Agreement" includes all addenda and any counteroffers or amendments attached hereto or subsequently agreed to by Buyer and Seller. The Agreement constitutes the full understanding between Seller, Buyer and Agent with respect to the purchase and sale of the Property.

     c. FACSIMILE TRANSMISSION. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of either party, or the Closing Agent, the parties will confirm facsimile transmitted signatures by signing an original document.

     d. NO MERGER. The terms of this Agreement shall not merge in the deed or other conveyance instrument delivered by Seller to Buyer at Closing, but instead shall survive Closing of the purchase and sale transaction described in this Agreement.

     e. RISK OF LOSS. Seller shall bear the risk of loss or damage to the Property by condemnation or similar proceedings, or by fire or other casualty, until Closing, and thereafter the risk of loss shall be borne by Buyer.

     f. COUNTERPART SIGNATURES. This Agreement may be signed in counterpart, and each signed counterpart shall be deemed as an original hereof.

18. AGENCY DISCLOSURE. At the signing of this Agreement, Agent TED MCCAFFRAY OF KIDDER, MATHEWS, & SEGNER, INC. represented BUYER. The listing agent, if any, JIM KIDDER OF KIDDER, MATHEWS & SEGNER, INC. represented SELLER. Each party signing this Agreement acknowledges receipt of the pamphlet entitled "The Law of Real Estate Agency." In the event different agents from Kidder, Mathews & Segner, Inc. represent Buyer and Seller, each party signing this Agreement consents to the designated broker of Kidder, Mathews & Segner, Inc. acting as a dual agent. In the event the same agent(s) from Kidder, Mathews & Segner, Inc. represent both Buyer and Seller, each party signing this Agreement consents to those agents representing both Buyer and Seller acting as dual agents.

19. BROKERAGE AGREEMENT. Seller agrees to pay a commission in a total amount computed in accordance with the listing agreement. The commission shall be apportioned between the listing agent and Agent as specified in the listing agreement or any co-brokerage agreement, and shall be due on Closing or on Seller's default under this Agreement, whichever occurs first. Closing Agent is instructed to pay these commissions out of Seller's proceeds at Closing, and this instruction shall not be withdrawn without Agent's written consent. If this sale fails to close due to default by Buyer, and the earnest money deposit is forfeited to Seller pursuant to this Agreement, any costs advanced or committed by Agent shall be reimbursed or paid from the deposit, and the balance of the deposit shall be distributed one-half to Seller and one-half to Agent (and Agent's one-half share shall be shared equally with the listing agent, if any). If this sale fails to close due to default by Seller, then Seller shall pay to Agent the commission due to Agent under this Agreement if Seller had not defaulted and the transaction had closed. If Agent's broker starts an interpleader action regarding the earnest money deposit as a result of a dispute between the parties, the broker shall be entitled to deduct from the sum interpleaded its attorneys' fees and costs in starting the interpleader action.

20. LEASE BACK. LINDAL CEDAR HOMES WILL LEASE BACK 4312 SOUTH 104TH PLACE CONSISTING OF APPROXIMATELY 5,073 SQUARE FEET OF SPACE AT A LEASE RATE OF $2,282.85 ($0.45/S.F./MO.), TRIPLE NET, FOR FIVE YEARS FROM THE DATE OF CLOSING WITH AN OPTION TO RENEW FOR FIVE YEARS. LINDAL CEDAR HOMES WILL LEASE BACK 10427 MARTIN LUTHER KING JR. WAY SOUTH CONSISTING OF APPROXIMATELY 9,310 SQUARE FEET OF SPACE AT A LEASE RATE OF $5,120.50 ($0.55/S.F./MO.), TRIPLE NET, FOR FIVE YEARS FROM THE DATE OF CLOSING WITH AN OPTION TO RENEW FOR FIVE YEARS.

21. EASEMENTS. LINDAL CEDAR HOMES, ITS SUCCESSORS AND ASSIGNS SHALL MAINTAIN AN INGRESS AND EGRESS EASEMENT ACROSS THE PROPERTY. LINDAL CEDAR HOMES SHALL HAVE EASEMENTS FOR PLACEMENT AND MAINTENANCE OF EXISTING MONUMENT SIGNS.

     THIS AGREEMENT HAS BEEN PREPARED FOR YOUR REVIEW AND FOR SUBMISSION TO YOUR ATTORNEY FOR HIS OR HER REVIEW AND APPROVAL. NO REPRESENTATIONS OR WARRANTIES ARE MADE BY KIDDER, MATHEWS & SEGNER, INC., OR ITS AGENTS, INDEPENDENT CONTRACTORS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS AGREEMENT, THE TRANSACTION DESCRIBED HEREIN, OR ANY ATTACHMENTS TO THIS AGREEMENT. KIDDER MATHEWS & SEGNER, INC., RECOMMENDS THAT YOU CONSULT WITH YOUR ATTORNEY AND TAX ADVISOR BEFORE YOU SIGN THIS AGREEMENT.

REAL ESTATE PURCHASE AND SALE AGREEMENT / PAGE 5


BUYER (Individual):                     BUYER (Entity): SEBCO, Inc.

                                        Name:
                                             -----------------------------------

                                        ----------------------------------------

                                       By: /s/ J. F. AYERS
------------------------------------       ------------------------------------
Printed Name:                          Printed Name: Jay Ayers
             -----------------------                ---------------------------
Date Signed:                           Title: President
            ------------------------         ----------------------------------
                                       Date Signed: 7/5/2000
                                                   ----------------------------

------------------------------------
Spouse's Printed Name (if any):

------------------------------------
Date Signed:
            ------------------------

BUYER'S ADDRESS
4020 East Madison St., Suite 300
------------------------------------
Seattle, WA 98112
------------------------------------
Fax No.: 206-323-9502
        ----------------------------
Telephone No.: 206-323-5308
               ---------------------

     TIME AND MANNER OF ACCEPTANCE. Seller has until 5:00 p.m. on July 6, 2000 to accept this offer. Acceptance is not effective until a signed copy hereof is actually received by or at the office of Agent. If this offer is not so accepted, it shall lapse and Agent shall refund the earnest money to Buyer.

                                       SELLER (Entity): Lindal Cedar Homes, Inc.
                                                       -------------------------

                                       By: /s/ SIR WALTER LINDAL
                                          --------------------------------------
                                       Printed Name: Sir Walter Lindal
                                                    ----------------------------
                                       Title: Secretary
                                             -----------------------------------
                                       Date Signed: June 29, 2000
                                                   -----------------------------

SELLER'S ADDRESS
4300 South 104th Place
------------------------------------
Seattle, WA 98178
------------------------------------
Fax No.:
        ----------------------------
Telephone No.:
               ---------------------

AGENT: (Company Name):                 AGENT'S ADDRESS:

Name: Kidder, Matthews & Segner, Inc.  12886 Interurban Avenue South
     -------------------------------   -----------------------------------------
                                       Seattle, Washington 98168
------------------------------------   -----------------------------------------
                                       Telephone No.: 206-248-7300
                                       -----------------------------------------
                                       Fax No.: 206-248-7342
                                       -----------------------------------------

By:
   ---------------------------------
Agent's Printed Name:
                     ---------------
Printed Name:
             -----------------------
Date Signed:
            ------------------------

REAL ESTATE PURCHASE AND SALE AGREEMENT/PAGE 6

                                  EXHIBIT "A"

PARCEL A:

That portion of the northwest quarter of the southeast quarter and the northeast quarter of the southwest quarter of Section 3, Township 23 North, Range 4 East, W.M., in King County, Washington, described as follows:

Beginning at the intersection of the north line of said northwest quarter with the west margin of Empire Way South (said west margin being 60 feet from the monument line thereof):

thence north 86 degrees 58' 28" west along the north line of said northwest quarter and northeast quarter 650.94 feet:

thence south 3 degrees 01' 32" west 249.89 feet to the north margin of the Boeing Access Road interchange;

thence north 63 degrees 46' 45" east along said north margin 52.03 feet to a point of curvature of a 325 foot radius curb to the right;

thence along said margin and curve 635.7 feet to a point of tangency on the east margin of said Boeing Access Road:

thence south 4 degrees 06' 30" east along said margin 134.84 feet;

thence north 85 degrees 53' 30" east along said margin 64.41 feet;

thence north 34 degrees 02' 42" east 133.42 feet to said west margin of Empire Way South:

thence north 0 degrees 02' 44" east along said west margin 480.68 feet to the point of beginning.


PARCEL B:

TOGETHER WITH easement rights for an underground sewer line as contained in Easement Agreement recorded under Recording Number 7107090609. Said easement being described as follows:

The west 6 feet of the south 360 feet of that portion of the "City" land described as follows:

That portion of the southwest quarter of the northeast quarter of Section 3, Township 23 North, Range 4 East, W.M. in King County, Washington, lying westerly of Empire Way, as established by Condemnation Ordinance Number 53314: EXCEPT the north 60 feet thereof.

PARCEL C:

TOGETHER WITH easement rights for an underground sewer line as contained in Sewer Line Easement recorded under Recording Number 7110190463, said easement being described as follows:

A strip of land 6 feet in width as measured at right angles from and located immediately south of the northerly line of the following described property in the northwest quarter of Section 3, Township 23 North, Range 4 East, W.M., in King County, Washington, which northerly line if described as follows:

Beginning at the center of said Section 3:

thence north 0 degrees 23' 13" east along the north-south center line of said section 360 feet to the point of beginning of the north line to be described, being the northeast corner of Grantor's said real property:

thence north 89 degrees 36' 47" west at right angles 175 feet to the east margin of 40th Avenue South as defined in City of Seattle A.O. 95900, being the northwest corner of Grantor's said real property and the westerly end of the north line to be described.

                            ADDENDUM TO REAL ESTATE
                          PURCHASE AND SALE AGREEMENT

        This addendum supplements the terms of the Real Estate Purchase and Sale Agreement (the "Agreement") dated June 29, 2000, between SEBCO, Inc. ("Buyer") and Lindal Cedar Homes, Inc. ("Seller").

        The following terms are added to the Agreement:

SECTION 1.1
BUYER'S TAX DEFERRED EXCHANGE. Buyer reserves the right to complete this transaction as part of a tax-deferred exchange under Section 1031 of the Internal Revenue Code. Seller agrees to cooperate with Buyer in documenting and completing such exchange by agreeing that Buyer may transfer Buyer's rights and obligations under this Real Estate Purchase and Sale Agreement to Buyer's qualified intermediary, Exchange Facilitator Corporation and/or Delayed Exchange Corporation and/or other intermediary as the assigned Buyer of the Property described in this Agreement. Seller shall incur no additional expense or liability as the result of such.

SECTION 1.2
Regarding Agreement Section 20, LEASE BACK, Buyer and Seller agree to draft, execute, and deliver into closing escrow within 30 days of mutual execution of this Agreement, leases for the two separate spaces to be leased back by Lindal Cedar Homes, Inc. The leases shall be Kidder, Mathews and Segner standard form leases for Lindal Corporate Park containing the terms set forth in Section 20 and herein. Four copies of each lease shall be executed and delivered into closing escrow, with Seller to receive one fully executed copy of each lease at closing and Buyer to receive three fully executed copies of each lease at closing. Commencing on the first day of the fourth year of the lease term, the base rental rate (NNN) for each lease shall increase by nine percent (9%). Rental rates for both leases during the option terms shall be at fair market rent with the minimum base rental rate to be not less than the base rental rate in effect for the month immediately preceding commencement of the option term even if the rental rate is subjected to arbitration. Tenant shall be required to give written notice of its exercise of the respective options at least 180 days but not more than 270 days prior to the expiration of the original or then existing term. If after 60 days from the written notice, rent is in dispute, then either party on five (5) days advance written notice may request arbitration through the American Arbitration Association with the cost to be divided equally. Said arbitration shall be binding upon both parties and shall be completed prior to the commencement of the option term.

SECTION 1.3
Regarding Agreement Section 21 the easement agreements for Lindal Cedar Homes ingress and egress and monument signs shall be drafted, executed by Buyer and Seller, and deposited three copies each into closing escrow within 30 days of mutual execution of this Agreement.

BUYER (individual):                    BUYER (Entity): SEBCO, Inc.

                                       Name: ____________________________
                                       __________________________________
__________________________________     By: /s/ JAY F. AYERS
Printed Name: ____________________        -------------------------------
Date Signed: _____________________     Printed Name: Jay F. Ayers
                                       Title: President
                                       Date Signed: 7/5/2000
__________________________________
Spouse's Printed Name (if any):

__________________________________
Date Signed: _____________________


SELLER (individual):                   SELLER (Entity): Lindal Cedar Homes, Inc.

                                       Name: /s/ SIR WALTER LINDAL
                                       __________________________________
__________________________________     By: ______________________________
Printed Name: ____________________     Printed Name: Sir Walter Lindal
Date Signed: _____________________     Title: Secretary
                                       Date Signed: _____________________

__________________________________
Spouse's Printed Name (if any):

__________________________________
Date Signed: _____________________
